Exhibit 13.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the annual report of Rodman International Enterprise I, Ltd. (the “Company”) on Form 20-F for the period ending December 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Kirk M. Warshaw, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: June 26, 2009

/s/ Kirk M. Warshaw

Kirk M. Warshaw
Chief Financial Officer
(Principal Financial Officer)

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.